UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2012

THE NATIONAL BANK OF INDIANAPOLIS CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	000-21671	35-1887991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 North Pennsylvania Street, Suite 700 Indianapolis, Indiana 46204

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (317) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2012 Annual Salaries. On January 19, 2012 the Compensation Committee of The National Bank of Indianapolis Corporation (the “Company”) and The National Bank of Indianapolis, a wholly-owned subsidiary of the Company (the “Bank”) set the 2012 annual base salary of the Company’s named executive officers as set forth below (such salaries are retroactive to January 1, 2012).

September 30,
Name and Title	2012 Salary
Morris L. Maurer, Chief Executive Officer and President of the Company and the Bank	$387,930
Philip B. Roby, Chief Operating Officer and Executive Vice President of the Company and the Bank (1)	(1)
Debra L. Ross, Executive Vice President and Chief Financial Officer of the Company and the Bank	$224,702
Mark E. Bruin, Executive Vice President of the Company and Executive Vice President, Cashier, Chief Banking Officer, and Chief Lending Officer the Bank	$275,000
Terry K. Scott, Chief Credit Officer of the Bank	$170,440

(1)	Mr. Roby retired from the Company and the Bank effective as of December 31, 2011.

Mr. Maurer is party to an employment agreement with the Company, a copy of which is filed as Exhibit 10.06 to the Company’s Form 8-K filed on November 26, 2008. The terms of the agreement were originally reported on the Company’s Form 8-K filed on December 21, 2005.

2011 Bonus Amounts. On January 19, 2012 the Company also approved the bonus amounts payable to the named executive officers for 2011 performance under the 2011 Bank Incentive Plan, the 2011 Bank Discretionary Bonus Plan, and the 2011 Top Management Bonus Plan. All of the named executive officers participated in the 2011 Bank Incentive Plan and the Top Management Bonus Plan. None of the names executive officers participated in the 2011 Bank Discretionary Bonus Plan.

	September 30,	September 30,	September 30,	September 30,
Name	Incentive Plan Bonus	Discretionary Plan Bonus	Top Management Plan Bonus	Total 2011 Bonus
Morris L. Maurer	$67,084	-0-	$67,958	$135,042
Philip B. Roby	$55,193	-0-	$42,902	$98,095
Debra L. Ross	$38,857	-0-	$29,523	$68,380
Mark E. Bruin	$43,104	-0-	$33,123	$76,227
Terry K. Scott	$29,363	-0-	$22,394	$51,757

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2012

THE NATIONAL BANK OF INDIANAPOLIS CORPORATION

By:	/s/ Debra L. Ross
Debra L. Ross, Executive Vice President and Chief Financial Officer

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